UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2005

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center
41 South High Street
Columbus, Ohio 43287
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

On April 6, 2005, Standard & Poor’s Ratings Services (S&P) announced that it lowered its credit ratings for Huntington Bancshares Incorporated (the Company) and its related entities. S&P’s credit ratings for the Company and The Huntington National Bank (the Bank) are as follows:

	From:	To:
Huntington Bancshares Incorporated
Senior Unsecured Notes	A-	BBB+
Subordinated Notes	BBB+	BBB
Short-Term (reaffirmed)	A-2	A-2
Outlook	Negative	Stable

The Huntington National Bank
Senior Unsecured Notes	A	A-
Subordinated Notes	A-	BBB+
Short-Term	A-1	A-2
Outlook	Negative	Stable

The effect of S&P’s actions on the credit rating triggers inherent in certain of the Company’s financial contracts is not expected to have a material adverse financial impact on the Company.

In addition, Management does not believe that S&P’s actions will materially impact the Company’s overall financial performance. As a result, as of April 6, 2005, Management is reaffirming its 2005 GAAP earnings guidance given on January 16, 2005 of $1.78-$1.83 earnings per share. As before, this guidance excludes any impact from SEC-related expenses, the implementation of FAS 123 for stock option expense accounting, or share buybacks.

The information contained in this Current Report on Form 8-K contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Business Risks” included in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and other factors described from time to time in the Company’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Current Report on Form 8-K are based on information available at the time of the Report. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: April 7, 2005	By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary